Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

APPOINTMENT OF NEW DIRECTOR

Atlanta, Georgia (November 4, 2024) – Aveanna Healthcare Holdings Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced the appointment of Brent Layton to serve as a Class III director of the Board of Directors of Aveanna Healthcare Holdings Inc., and additionally as a member of the Audit Committee of the Board, effective November 1, 2024.

“I am delighted to announce the appointment of Brent Layton to our Aveanna Board of Directors. Brent brings a wealth of healthcare knowledge from over 20 years of leadership at Centene Corporation. Brent’s experience working with state and federal healthcare policy makers and managed care organizations will be invaluable as we continue to grow and execute our strategic plans. Brent will be a wonderful addition to our Board and will provide support to Jeff and the entire management team.” said Rod Windley, Chairman of the Board of Aveanna.

Brent Layton, age 57, currently serves as Chief Executive Officer of Sharecare, a digital healthcare company that delivers software and tech-enabled services to stakeholders across the healthcare ecosystem. He has served in this role since January 2024. Formerly the president and chief operating officer of Centene Corporation, a Fortune 25 company, Brent served in many roles and capacities over more than 20 years. As president and COO, he oversaw the company’s healthcare offerings, including 31 state Medicaid health plans; Ambetter, the nation’s largest health insurance exchange provider; and WellCare, the nation’s sixth largest Medicare Advantage company. A native of Cartersville, Georgia, Brent earned his bachelor’s degree from the University of Georgia. “I am excited to join the Aveanna Family as a Director. I have dedicated my professional career to building a stronger, more efficient healthcare delivery model in this country, and believe strongly in the Aveanna story and the value they bring to patients as well as government and payor partners. I look forward to working with Rod, Jeff and the Board at Aveanna in executing the Company’s mission and continuing to build success as a leader in value-based care in the home,” said Brent Layton.

“It is a pleasure to welcome Brent to our Aveanna Family. I look forward to partnering with Brent as we continue to fulfill our Mission. Brent’s wealth of knowledge and experience with Payors and Government Agencies will help guide our team in the further development of our preferred partnerships.” said Jeff Shaner, Chief Executive Officer of Aveanna.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, the failure to retain or attract employees, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, changes in the case-mix of our patients, as well as the payor mix and payment methodologies, legal proceedings, claims or governmental inquiries, our ability to effectively collect and submit data required under Electronic Visit Verification regulations, our ability to comply with the terms and conditions of the CMS Review Choice Demonstration program, our ability to effectively implement and transition to new electronic medical record systems or billing and collection systems, a failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack or breach, changes in tax rates, our substantial indebtedness, the impact of adverse weather, and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2023 fiscal year filed with the Securities and Exchange Commission on March 14, 2024, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 33 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.